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                                                                      EXHIBIT 5



                                  May 10, 1999


IntraNet Solutions, Inc.
8091 Wallace Road
Minneapolis, Minnesota

         RE:      REGISTRATION STATEMENT ON FORM S-1

Gentlemen:

         We have acted as counsel to IntraNet Solutions, Inc., a Minnesota corporation (the "Company") in connection with the preparation of a registration statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission on April 29, 1999 and amended on May 10, 1999, all relating to the registration under the Securities Act of 1933, as amended (the "1933 Act") of 4,600,000 shares of the Company's common stock, $.01 par value, to be issued and sold by the Company (the "Company Shares") and 690,000 shares to be sold by selling shareholders (the "Selling Shareholders' Shares"), of which 115,000 shares are issuable by the Company pursuant to outstanding stock options (the "Option Shares").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the 1933 Act.

         In connection with the rendering of this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Articles of Incorporation and the Bylaws of the Company, as amended, each as currently in effect; (iii) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Company Shares, the preparation and filing of the Registration Statement and certain related matters; (iv) certain agreements, certificates of public officials, certificates of other officers or representatives of the Company or others; and (v) such other documents, certificates and records as we deemed necessary or appropriate as a basis for the opinions expressed herein.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as



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certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         We are attorneys licensed to practice in the State of Minnesota and the opinions expressed herein are limited to the laws of the State of Minnesota and the Federal securities laws of the United States.

         Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

         1. The Company is a validly existing corporation in good standing under the laws of the State of Minnesota.

         2. The Company Shares and the Option Shares have been duly authorized and, when issued and sold against payment therefor as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

         3. The Selling Shareholders' Shares (exclusive of the Option Shares) have been duly authorized and are validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement.

         This opinion is furnished to you in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of this firm.

                                    Very truly yours,


                                   /s/ MASLON EDELMAN BORMAN & BRAND, LLP